EXHIBIT 99.2

AMERICAN  REAL  ESTATE  INVESTMENT CORPORATION ANNOUNCES SALE OF
AMERICANA LAKEWOOD APARTMENTS

PLYMOUTH MEETING, PA, Jan. 13, 1998. AMERICAN REAL ESTATE INVESTMENT CORPORATION (AMEX: REA) announced today that it sold a 300 unit multi-family residential property known as the Americana Lakewood Apartments located in the metropolitan Denver area for a gross sales price of $15,066,000 to Skyline Rentals, Ltd. Hendricks & Partners brokered the transaction. The Americana Lakewood Apartments located at 12598 West Dakota Avenue in Lakewood, Colorado was constructed in 1985.

Certain cash proceeds from the sale were used to pay off the outstanding principal balance of the first mortgage loan which was collateralized by the Americana Lakewood Apartments and to pay closing fees and costs related to this transaction. The Company intends to redeploy the net cash proceeds from the sale.

American Real Estate Investment Corporation, with headquarters in Plymouth Meeting, Pennsylvania and regional offices in Franklin Lakes, New Jersey and Allentown, Pennsylvania, is a full service real estate company focusing on office and industrial properties in the Mid-Atlantic and Northeast States. The Company currently has 24 properties containing more than 3.0 million square feet. For more information contact Jeff Kelter at 610-834-3447 or Email: JKELTER@AREIC.com.


THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS DIRECTORS, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCE ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.